                                POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that the undersigned, constitutes and appoints Phillip S. Gillespie, Kathleen T. Ives and Mitchell J. Lindauer and
each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his capacity as
Trustee/Director and/or officer of Limited Term New York Municipal Fund,
Oppenheimer Convertible Securities Fund, Rochester Fund Municipals, Oppenheimer
MidCap Fund, Oppenheimer Quest Capital Value Fund, Inc., Oppenheimer Quest
International Value Fund, Inc., Oppenheimer Quest Value Fund, Inc. and
Oppenheimer Quest For Value Funds on behalf of Oppenheimer Quest Balanced Fund,
Oppenheimer Quest Opportunity Value Fund and Oppenheimer Small- & Mid- Cap Value
Fund, to sign on his behalf any and all Registration Statements (including any post-effective amendments to Registration Statements) under the Securities Act of 1933, the Investment Company Act of 1940 and any amendments and supplements thereto, any filings on Form N-14, and other documents in connection thereunder, and Forms 3, 4 and 5, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the United States Securities and
Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully as to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, may lawfully do or cause to be done by virtue hereof.

Dated this 17th day of January, 2006

/s/ David K. Downes
David K. Downes

Witness:   /s/ Lisa I. Bloomberg
           Lisa I. Bloomberg, Assistant Secretary